UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. _______)

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Preliminary Information Sheet

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x	Definitive Information Statement

First Financial Corporation

(Name of Registrant As Specified In Its Charter)

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FIRST FINANCIAL CORPORATION

800 WASHINGTON

WACO, TEXAS  76701

July 6, 2007

Dear Fellow Shareholder:

            I am pleased to invite you to the annual meeting of shareholders of First Financial Corporation to be held on Thursday, August 16, 2007 beginning at 10:00 o'clock a.m.  The meeting will be held at the

Courtyard Marriott, 101 Washington Avenue, Meeting Room A, Waco, Texas 76701.

            The annual meeting is an excellent opportunity to discuss the condition of the corporation, and we encourage you to attend.  Shareholders will have the opportunity to ask questions during the meeting.

            We also encourage you to review the Information Statement and the Annual Report on Form 10-KSB, both of which are enclosed with this letter. These enclosures will provide you with considerable information about the directors to be elected at the coming annual meeting.

            We regret to inform you of the passing of Mr. Walter J. Rusek on April 18, 2007.  Mr. Rusek was the longest-standing director of our company, having first been elected a director in 1970.  He served our company well and his wise counsel will be missed.

            We sincerely appreciate your continued support and interest in First Financial Corporation and look forward to seeing you at the annual meeting.

            WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                                    Regards,

                                                                                    David W. Mann, President

FIRST FINANCIAL CORPORATION

800 WASHINGTON

WACO, TEXAS  76701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of First Financial Corporation (the "Company") will be held at the Courtyard Marriott, 101 Washington Avenue, Meeting Room A, Waco, Texas 76701 on Thursday, August 16, 2007, at 10:00 a.m. local time for the following purposes:

  To elect four members of the Board of Directors.

  To ratify the appointment of Pattillo, Brown & Hill, L.L.P., certified public accountants, as the Company's independent accountants for the fiscal year ending December 31, 2007.

  To transact such other business as may properly come before the Annual Meeting of the Shareholders or any adjournment thereof.

The close of business on June 21, 2007 as been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                             David W. Mann, President

Waco, Texas

July 6, 2007

FIRST FINANCIAL CORPORATION

800 Washington Avenue

P.O. Box 269

Waco, Texas 76703

(254) 757‑2424

____________

INFORMATION STATEMENT

Relating to

ANNUAL MEETING OF SHAREHOLDERS

to be held on August 16, 2007

____________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by the Board of Directors of First Financial Corporation (the "Company") to provide information to holders of shares of the Company's common stock in connection with the Annual Meeting of Shareholders to be held at the Courtyard Marriott, 101 Washington Avenue, Meeting Room A, Waco, Texas 76701 on Thursday, August 16, 2007, at 10:00 a.m., local time, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Information Statement is being mailed on or about July 6, 2007. WE ARE NOT ASKING YOU FOR A PROXY TO BE VOTED FOR YOU AT THE ANNUAL MEETING AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board of Directors has fixed the close of business on June 21, 2007, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting ("Record Date").  As of the Record Date, there were issued and outstanding 402,058 shares of Company common stock.  A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.  The holders of record on the Record Date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.  Directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast (that is, the nominees receiving the largest number of votes will be elected). Shareholders do not have cumulative voting rights.

We expect no matter to be presented for action at the Annual Meeting other than the election of directors and the ratification of the appointment of the Company's independent accountants for the fiscal year ending December 31, 2007. If any other matters are presented, however, they will be decided by a majority of the shares represented at the meeting, in person or by valid proxy, except as otherwise required by law.  Shares abstained from voting are not cast but are considered to be represented at the meeting; they will have no effect on the outcome of the election of directors but will have the effect of a negative vote on any other matter. Votes will be counted by representatives of the Company at the Annual Meeting.

The Company will bear all costs and expenses relating to the preparation, printing, and mailing of this Information Statement and accompanying materials to shareholders.  The Company will make arrangements with and reimburse the reasonable out-of-pocket expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by them.

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the 2008 Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal from office. Our Board of Directors has nominated the four persons named below for election at the Annual Meeting.  All of the nominees are currently directors of the Company.  The Company has no formal procedures for nomination of directors by shareholders. Shareholders do not have cumulative voting rights.

Each nominee has agreed to serve as a director of the Company.  The Board of Directors knows of no reason why any of its nominees will be unable to accept election.  However, if any nominee becomes unable to accept election, the Board will select a substitute nominee. The Board reserves the right, pursuant to the Company's by-laws and the Texas Business Corporation Act, to increase the size of the Board of Directors after the coming Annual Meeting and to fill no more than two vacancies thus created if suitable candidates can be found to serve as directors of the Company, although the Board of Directors has no current intention to take any such action and no such candidates have been identified. Any such directors appointed by the Board of Directors would serve terms ending at the next following annual meeting of shareholders.

The following table sets forth certain information, as of April 30, 2007, with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting, including information as to David W. Mann, the Company's only executive officer.

Name and Principal Occupation for the Last Five Years	Age	Director Since	Positions With Company

David W. Mann

President, First Financial Corporation since May 21, 1992; Chairman of the Board, First Financial Corporation since May 15, 2001, Director since 1991; President, First Preference Mortgage Corp. from February 7, 1993 to September 30, 2004, from October 8, 2004 to September 30, 2005, and since April 1, 2006; Chairman of the Board, First Preference Mortgage Corp. since February 5, 2002; President, Chief Executive Officer, Citizens State Bank, Woodville, Texas since March 25, 1997, Vice Chairman of the Board, Citizens State Bank, Woodville, Texas since June 28, 1994 until April 25, 2006, Chairman of the Board, Citizens State Bank, Woodville, Texas since April 25, 2006; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with several other family-owned entities.

	51	5-21-91	President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board

Name and Principal Occupation for the Last Five Years	Age	Director Since	Positions With Company

James Lee Motheral Since January 1, 1996, Mr. Motheral has been employed in the field of print management as President of Motheral Printing Company.	52	2-6-01	Director
Dr. Raymond A. Parker Dr. Parker is a retired minister.	77	11-15-01	Director

Joseph Edward Walker Mr. Walker was employed by Video Productions and Impact Productions from January 1, 1996 until his retirement in 2005.	75	2-06-01	Director

The Board of Directors held four regular meetings and special meetings during 2006. All directors attended at least 75% of all board meetings held in 2006.

The Board of Directors has no audit, nominating or compensation committees, or any other committees performing similar functions.  The Board as a whole performs the functions that would otherwise be performed by those committees.

In connection with performing its functions as an audit committee, the full Board has determined that David W. Mann qualifies as an "audit committee financial expert," as that term is defined in Item 407(d)(5)(ii) of the Securities and Exchange Commission's Regulation S-B. Mr. Mann, because he is an officer and principal owner of the Company, would not be considered "independent" within the meaning of the independence requirements of any national securities exchange or national securities association. It should be noted, however, that, because the Company's securities are not listed on any such exchange or traded on a trading system maintained by any national securities association, no financial expert is required to be on the Company's Board of Directors or to be independent.

All members of the Board of Directors participate in the consideration of director nominees.  The Board does not have a separate committee that performs the functions of a nominating committee because the Board is sufficiently small that its functions can be adequately handled by the full Board and because the requirement of an independent nominating committee is not applicable to the Company because its securities are not listed on a national securities exchange or on a trading system maintained by a national securities association.  The Company has not determined whether each member of its Board of Directors will be considered "independent" as that term is defined in the rules of any national securities exchange or securities association that apply to listed companies because, even if the Company were a listed company, the rules defining independence for nominating committee purposes would not apply to the Company because the Company's voting securities are controlled by a majority shareholder.

In performing its functions as a nominating committee, the Board of Directors has not adopted a charter or any procedures analogous to a charter. The Board has no policy with regard to the consideration of any director candidates recommended by security holders because the election of the Company's directors is controlled by a majority shareholder, because the Company's Board of Directors does not solicit proxies for shareholder meetings at which directors are elected, and because shareholders are entitled to nominate their own candidates for election at such meetings. For similar reasons the Board has adopted no policy as to the procedures to be followed by security holders in submitting such recommendations or the minimum qualifications, qualities or skills that a director nominee must possess.  The Board has not adopted any formal process for identifying and evaluating nominees for director, whether recommended for election by the Board or by security holders.  Any shareholder of the Company desiring to nominate a person for election as a director of the Company should attend the annual meeting and propose his or her candidate for election as a director at the meeting.

Generally, all members of the Board of Directors participate in the consideration of executive officer and director compensation and in doing so, the Board acts on recommendations of Mr. Mann, the Company's only executive officer.  The Board does not have a separate committee that performs the functions of a compensation committee because the Board is sufficiently small that its functions can be adequately handled by the full Board and because the requirement of an independent compensation committee is not applicable to the Company because its securities are not listed on a national securities exchange or on a trading system maintained by a national securities association. Neither the Company nor the Board has used the services of a compensation consultant to determine or recommend executive or director compensation. During 2006 the Board did not consider any changes to executive or director compensation, but Mr. Mann unilaterally reduced his own compensation as an executive officer to reflect the financial position of the Company. Compensation of the Company's directors for their service in that capacity ($1,000 to each non-employee director per meeting attended) has not changed since before 1995.

The Company's Board of Directors has provided a process for security holders to send communications to the Board of Directors. Shareholders wishing to do so may send a letter by mail addressed to any or all of the Company's directors in care of Ms. Cathy Davis, Secretary, First Financial Corporation, 800 Washington, Waco, TX 76701. All such letters will be relayed to the directors to whom they are addressed.

Although the Company's Board of Directors has no formal policy with regard to the attendance by directors as annual meetings of the Company's shareholders, all directors are encouraged to attend the annual meetings.  Four directors attended the last annual meeting of shareholders, which was held in 2004.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, to the extent known to the Company, regarding the number and percentage of shares of common stock beneficially owned by each person who beneficially owns more than 5% of the Company's common stock, by each director, our executive officer, and all directors and our executive officer as a group, as of April 20, 2007.  Except as otherwise indicated, the parties named below have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Outstanding Shares
First Financial Holdings, Ltd.(1) 800 Washington Ave. Waco, Texas 76701	102,898	25.6%
Harold E. Allison, III(2) 102 West Bluff Street Woodville, Texas 75979	102,898	25.6%
JRPM Investments, Ltd.(3) 800 Washington Ave. Waco, Texas 76701	228,530	56.8%
David W. Mann 800 Washington Ave. Waco, Texas 76701	331,428(4)	82.4%
James Lee Motheral 4416 Overton Crest Ft. Worth, Texas 76109	-0-	-0-
Dr. Raymond A. Parker Hwy., 256N-509 CR 2080 Woodville, Texas 75979	-0-	-0-
Joseph Edward Walker 12566 Chapel Road Lorena, Texas 75566	-0-	-0-
All directors and executive officers as a group	331,428	82.4%

_________________________

(1)       First Financial Holdings, Ltd. ("Holdings") is a Texas limited partnership the general partners of which are David W. Mann and FFC Holdings, Inc., a Texas corporation ("FFCH").  Mr. Mann is president and sole director of FFCH.  The sole shareholder of FFCH is the David W. Mann 1990 Trust (the "1990 Trust").  Mr. Mann, his spouse and his descendants are the sole current beneficiaries of the 1990 Trust.

(2)        Mr. Allison is the sole trustee of the 1990 Trust.  He is an executive officer of Citizens State Bank, Woodville, of which David W. Mann is president, chief executive officer and a director.  All of the shares shown as beneficially owned by Mr. Allison consist of the 102,898 held directly by Holdings (see footnote 1 above).

(3)        JRPM Investments, Ltd. ("JRPM") is a Texas limited partnership the general partners of which are David W. Mann and RAM Investors, Inc., a Texas corporation ("RAMII").  Mr. Mann is president and sole director of RAMII.  The sole shareholder of RAMII is the David W. Mann.

 (4)       Consists of (i) the 102,898 shares owned directly by Holdings (see footnote 1 above), and (ii) the 228,530 shares owned directly by JRPM (see footnote 3 above).

__________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller, and beneficial owners of more than 10% of the Company's common stock to file certain beneficial ownership reports with the Securities and Exchange Commission.  The Company is not aware of the failure by any of such persons to file timely any such report during 2006 or with respect to transactions occurring during 2006.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation paid to or for the Company's chief executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
David W. Mann President, Chief Executive Officer and Chief Financial Officer	2006 2005	$152,000 $205,938	-- --	-- $6,325	$152,000 $212,263

______________

(1)             All amounts reported in this column consist of contributions made by the Company to the 401(k) retirement plans of the identified executive officer.

_______________________________

There were no outstanding equity awards as of December 31, 2006.

During 2006, each non-employee director of the Company (all directors other than David W. Mann) was paid a fee of $1,000 for each regular meeting of the Board of Directors that such director attended.  The Company does not have any standard arrangements or other arrangements pursuant to which any director of the Company was compensated during the last completed fiscal year for any service as a director, including committee participation and special assignments.

Name of Director	Fees Earned or Paid in Cash	All Other Compensation	Total
James Lee Motheral	$5,000	--	$ 5,000
Raymond A. Parker	$5,000	--	$ 5,000
Walter J. Rusek*	$4,000	$10,000	$14,000
Joseph Edward Walker	$5,000	--	$ 5,000

*          Mr. Rusek served as a director of the Company from 1970 until his death on April 18, 2007. Other compensation paid to Mr. Rusek during 2006 consisted of a fee for his assistance in negotiating an oil and gas lease of mineral rights owned by the Company.

 _______________________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guarantee of FPMC Line of Credit

The obligations of First Preference Mortgage Corp. ("FPMC"), the Company's wholly-owned subsidiary, under its mortgage warehouse line of credit with Colonial Bank were guaranteed by David W. Mann under an unlimited continuing guaranty agreement that was entered into when the mortgage warehouse line of credit was established in December 2000.  As compensation for this guarantee Mr. Mann received an annual fee equal to 0.25% of the lender's total commitment under the line of credit, which since December 2003 varied between $35 million and $5 million.  Guarantee fees paid to Mr. Mann during 2004 aggregated $65,685.  For the period April 2005 to July 2005 the guarantee fee was paid in monthly installments and aggregated $20,890.  Mr. Mann waived and forgave the obligation to pay the guarantee fees for the period from January 2005 through March 2005 and from August 2005 through the termination of the agreement in March 2006.

FPMC Loan Participation Agreement

In August 2002, FPMC entered into a Loan Participation Agreement with Citizens State Bank of Woodville, Texas ("CSB"), of which David W. Mann is a director, the chief executive officer, and a principal shareholder.  Walter J. Rusek was a director of the Company and chairman of the board of directors of CSB until his death on April 18, 2007.  This agreement terminated on April 30, 2006.  Under this agreement, CSB had the option to purchase an undivided 99% interest in residential mortgage loans originated by FPMC and made available by FPMC for purchase by CSB.  When a participated mortgage loan was sold in the secondary market, CSB recouped its investment plus a specified yield equal to 30-day LIBOR, as quoted by the Federal Home Loan Bank of Dallas, plus 1.75%.  During 2005, CSB paid to FPMC an aggregate of $57,678,250 for the purchase of such participations and received back an aggregate of $42,007,613 plus an aggregate yield of $122,274 upon the sale of participated loans.  During 2006, CSB paid to FPMC an aggregate of $67,512,102 for the purchase of such participations and received back an aggregate of $83,486,564 plus an aggregate yield of $337,276 upon the sale of participated loans.  At December 31, 2006, there were no participations outstanding under this agreement.

Sale of the Assets of First Preference Mortgage Corp.

On December 1, 2006 FPMC and CMC executed an agreement entitled Memorandum of Asset Purchase (the "Agreement") under which FPMC sold to CMC substantially all of its furniture, fixtures and equipment and its retail and wholesale loan production operations and going concern value for a purchase price of $333,873, of which $78,873 was paid in cash on the date of execution and the $255,000 balance was paid in the form of CMS's promissory note.  The promissory note is unsecured, bears interest at 0.75% below the prime rate published in the Wall Street Journal (initially, 7.50%), and is repayable in 12 quarterly installments of principal and accrued interest starting March 15, 2007.  The effective date provided in the Agreement was May 1, 2006.  Under the Agreement CMC assumed no liabilities, obligations or commitments of FPMC, other than certain equipment lease agreements.  In connection with the discontinuance by FPMC of its loan production operations, CMC employed certain of FPMC's former employees and took over the processing of loan applications that had been received by FPMC.

The purchase price and terms provided in the Agreement were negotiated on behalf of FPMC by the directors of the Company who are unaffiliated with CMC (Dr. Parker, Mr. Motheral and Mr. Walker) and by legal counsel selected by them.  The purchase price was based on an evaluation provided by an independent expert.

Managerial and Accounting Services Provided by First Advisory Services, Inc.

During 2006 and 2005, entities directly or indirectly owned or controlled by David W. Mann and other members of the Mann family paid First Advisory Services, Inc., a subsidiary of the Company, an aggregate amount $232,460 and $466,140, respectively, in fees for accounting and managerial services provided by First Advisory Services, Inc. to such entities.

Lease of 800 Washington Ave. Property

800 Washington Ave., Waco, Texas, is the principal office of the Company and its subsidiaries (including FPMC) and is owned by JRPM Investments, Ltd., a Texas limited partnership ("JRPM") controlled by Mr. Mann and owned by Mr. Mann, his children and trusts for his children.  Through April 2006, JRPM leased the building to FPMC, and FPMC subleased a portion of the building to other entities directly or indirectly owned or controlled by David W. Mann.  During 2005 and 2006, those sub-lessees paid $42,720 and $8,440, respectively, in rent to FPMC.  During 2005 and 2006, FPMC paid $112,584  and $37,528 per year in rent to JRPM.  In May 2006, Security Bancshares Service Corp ("SBSC"), a related entity, began leasing the building from JRPM and subleasing portions of the building to other entities directly or indirectly owned or controlled by David W. Mann including FPMC.  FPMC paid SBSC for use of part of the building in May and June of 2006 in the total amount of $743.

Secured Debt

On May 16, 2006, the Company and FPMC agreed to and consummated the transactions described below (the "Transactions") with respect to their secured debt which, immediately prior to the Transactions, consisted of the following obligations:

  Real Estate Lien Note ("Note 1") dated July 1, 2004, made by FPMC, guaranteed by the Company, secured by a first-ranking lien and security interest in 78.471 acres of unimproved real estate owned by FPMC on Highway 77 in McLennan County, Texas (the "Highway 77 Property") and held by Bluebonnet Investments, Ltd., a Texas limited partnership ("BIL").  Prior to the Transactions, the principal and interest due on Note 1 were $634,373.17 and $1,768.42, respectively.

  Promissory Note ("Note 2") dated December 13, 2005, made by the Company, held by BIL, and secured by a second-ranking lien and security interest in the Highway 77 Property.  Prior to the Transactions, the principal and interest due on Note 2 were $350,000 and $1,682.88, respectively.

  Promissory Note ("Note 3") dated December 13, 2005, made by the Company, held by JRPM Investments, Ltd., a Texas limited partnership ("JRPM") and secured by, among other things, a third-ranking lien and security interest in the Highway 77 Property and a pledge of all of the outstanding shares of FPMC, Shelter Resources, Inc. ("SRI"), First Advisory Services, Inc. ("FAS"), each a wholly-owned subsidiary of the Company, and all of the outstanding shares of First Preference Properties, Inc. ("FPP"), a wholly-owned subsidiary of FPMC. Note 3 was convertible at the election of the holder into shares of Company common stock ("Common Stock") at a conversion price equal to the greater of $2.50 per share or the book value per share as of the date of conversion.  Prior to the Transactions, the principal and interest due on Note 3 were $350,000 and $1,682.88, respectively.

  Promissory Note ("Note 4") dated December 13, 2005, made by the Company, held by JRPM, and secured by, among other things, a fourth-ranking lien and security interest in the Highway 77 property and a pledge of all of the outstanding shares of FPMC, SRI, FAS and FPP.  Note 4 was convertible at the election of the holder into 326,472 shares of Common Stock at a conversion price of $1.5315249 per share.  Prior to the Transactions, the principal and interest due on Note 4 were $500,000 and $2,404.11, respectively.

David W. Mann, the president, chief executive officer, and chief financial officer of the Company, is a general and limited partner of JRPM.  RAM Investors, Inc., a corporation of which Mr. Mann is the sole owner, is the other general partner of JRPM.  The sole general partner of BIL is Bluebonnet Enterprises, Inc., a corporation of which Mr. Mann is the president and which is owned by a trust established for the benefit of Mr. Mann.

All of the following Transactions occurred effective as of May 16, 2006:

  On Note 1, FPMC paid to BIL $21,373.17 of principal and $1,768.42 of interest, reducing the balance due on Note 1 to $613,000.

  On Note 2 FFC paid to BIL interest in the amount of $1,682.88, reducing the balance due on Note 2 to $350,000.

  On Note 3 FFC paid to JRPM interest in the amount of $1,682.88 reducing the balance due on Note 3 to $350,000.

  On Note 4 FFC paid to JRPM interest in the amount of $2,404.11, reducing the balance due on Note 4 to $500,000.

  JRPM and the Company agreed to the cancellation of all conversion rights under Note 3; thereafter, JRPM assigned to BIL its rights with respect to principal in the amount of $287,000 under Note 3 and cancelled its third- and fourth-ranking lien and security interest in the Highway 77 Property securing Note 3 and Note 4, in exchange for which assignment and cancellation of liens, BIL transferred to JRPM cash and other assets having a value of $287,000.

  In full payment and satisfaction of the amounts owed on Note 1 ($613,000) and Note 2 ($350,000) and that portion of the principal amount of Note 3 held by BIL ($287,000), which amounts aggregated $1,250,000, BIL accepted full ownership of the Highway 77 Property from FPMC.

  In full payment and satisfaction of the remaining balance payable on Note 3 ($63,000) and in payment and satisfaction of principal in the amount of $150,000 of Note 4, JRPM accepted all of the outstanding shares of SRI and FPP from the Company and FPMC, respectively, leaving a remaining principal balance due on Note 4 of $350,000.

  JRPM agreed to convert the $350,000 remaining principal balance due on Note 4 on or before December 31, 2006 at the conversion price specified in Note 4, for which JRPM will receive 228,530 shares of Common Stock.

As a result of the foregoing Transactions, all of the secured debt of the Company and FPMC had been paid and satisfied, with the exception of a principal balance due on Note 4 in the amount of $350,000, all of which JRPM agreed to convert to equity no later than December 31, 2006.  The credit against the four secured notes that the Company and FPMC received in the Transactions (apart from the conversion of and interest forgiveness on Note 4) was an aggregate of $1,491,911.46, of which $28,911.46 was paid in cash and  $1,463,000 was the aggregate value attributed to the Highway 77 Property and to the outstanding shares of SRI and FPP.  On December 29, 2006, JRPM converted the $350,000 remaining principal balance due on Note 4 at the conversion price specified in Note 4, for which JRPM received 228,530 shares of Common Stock.  In addition, on December 31, 2006, the Option expired by its terms without being exercised.

All of the Transactions were negotiated on behalf of the Company by a committee (the "Committee") consisting of its directors other than David W. Mann; that is, Dr. Raymond Parker, who served as chairman of the Committee, Mr. James Motheral, Mr. Walter J. Rusek and Mr. Joe Walker.  None of the directors constituting the Committee has any interest in or position with BIL or JRPM.  In the negotiations with respect to the Transactions, the Committee was represented by legal counsel of its own selection.  In these negotiations, the Highway 77 Property was evaluated on the basis of an independent appraisal and indications of interest in the property from a prospective buyer, as a result of which the value of the property was determined to be $1,250,000.  Each of SRI and FPP holds a parcel of real estate in Waco, Texas as its only significant asset.  Neither SRI nor FPP has any operations.  In the negotiations, each of SRI and FPP were evaluated on the basis of its net stockholders' equity, with its real estate asset evaluated on the basis of an independent appraisal and discounted by 31% to reflect estimated sales commissions and closing costs related to the sale of the property and estimated carrying costs of the property prior to any such sale.  As a result, SRI and FPP were evaluated at $213,000 in the aggregate.

            On March 28, 2007 JRPM loaned the Company $110,000 in order to fund the Company's exercise of a warrant held by the Company to purchase 246,429 shares of Inspiration Mining Corporation ("IMC") at a price of $0.450 CAD per share, or $.0389 USD per share. At the time of the loan the closing price of the IMC shares on the Toronto Stock Exchange was $3.12 CAD per share, or $2.69 USD per share. The $110,000 loan is represented by a promissory note that bears interest at 9.5% per year, is payable in full as to principal and interest on July 25, 2007, and is secured by a pledge of 82,143 of the IMC shares.

PARENT OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES

JRPM Investments, Ltd, as the owner of approximately 56.8% of the Company's outstanding shares, may be considered the parent of the Company.  Information as to the ownership and control of JRPM Investments, Ltd may be found in this Information Statement under "Security Ownership of Certain Beneficial Owners and Management."

INDEPENDENT ACCOUNTANTS

            Because the Company's Board of Directors has no separately designated audit committee, the full Board of Directors functions as an audit committee for certain purposes.  Any engagement by the Company of its independent accountants to perform audit, audit-related, tax and other non-audit services is pre-approved by the Board of Directors.  The Board of Directors, subject to ratification by the shareholders at the Annual Meeting, has selected Pattillo, Brown & Hill as the Company's independent accountants for the fiscal year ending December 31, 2007.  Pattillo, Brown & Hill served as our independent public accountants for fiscal year 2006.  If our shareholders do not ratify the selection of Pattillo, Brown & Hill by the affirmative vote of holders of a majority of the voting power present or represented at the Annual Meeting, the selection will be reconsidered by the Board of Directors, but no decision has been made by the Board as to whether, in that event, another independent accounting firm would be engaged in place of Pattillo, Brown & Hill.

Report of the Board of Directors Acting as an Audit Committee

            The Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2006 with management and has discussed with Pattillo, Brown & Hill the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.  In addition, Pattillo, Brown & Hill provided to the Board of Directors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Board of Directors their independence from the Company and its management.  The Company has been advised by Pattillo, Brown & Hill that it does not have, and has not had during the past three years, any direct or indirect financial interest in or connection with the Company other than in its capacity as the Company's principal independent accountants.  Based on these reviews and discussions, the Board of Directors approved the filing of the Company's Form 10-KSB for the fiscal year ended December 31, 2006, and the audited financial statements contained therein, with the Securities and Exchange Commission.

            It is expected that a representative of Pattillo, Brown & Hill will attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

                                                                        Submitted by the Board of Directors:

                                                                                    David W. Mann

                                                                                    James Lee Motheral

                                                                                    Dr. Raymond A. Parker

                                                                                    Joseph Edward Walker

Fees and Related Disclosures for Accounting Services

            The following table discloses the audit fees that Pattillo, Brown & Hill billed the Company for audit services rendered for each of the last two fiscal years, as well as the fees for other professional services billed by Pattillo, Brown & Hill in each of the last two fiscal years:

	2006	2005
Audit fees	$90,725	$68,050
Audit related fees	-	-
Tax fees (1)	11,705	13,675
All other fees	-	-

_________________

(1)  Consists of the preparation of federal and state tax returns in 2006 and 2005.

_______________________________

ANNUAL REPORT

Accompanying this Information Statement is a composite of the Company's annual report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2006, filed April 16, 2007, and the amendment to that report on Form 10-KSB/A, filed with the Commission on April 30, 2007.  This composite report is being provided to each shareholder of record without cost to satisfy the requirement that the Company's annual report to security holders accompany or precede this Information Statement.

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.

                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                                         David W. Mann, President